Exhibit 10.1

AMENDMENT NO. 8 AGREEMENT

This Amendment No. 8 Agreement (this “Amendment”) is dated as of November 16, 2018 by and between Dominion Capital LLC (the “Holder”) and DPW Holdings, Inc., a Delaware corporation (the “Company”).

Recitals

A.	The Company has executed various documents concerning credit extended by the Holder, including, without limitation, the Securities Purchase Agreement dated as of May 15, 2018 (the “May Agreement”), the Transaction Documents (as defined in the May Agreement)) and, more specifically, the Senior Secured Convertible Promissory Note dated May 15, 2018 and originally due November 15, 2018 (the “May Note”), the Senior Secured Convertible Promissory Note dated July 2, 2018 and due January 1, 2019 (the “July Note”) acquired pursuant to a Securities Purchase Agreement dated as of July 2, 2018 and the Senior Secured Convertible Promissory Note dated September 2, 2018 (the “September Note”) acquired pursuant to a Securities Purchase Agreement dated as of September 2, 2018, as such documents have been amended to date.

B.	The Holder and the Company desire to further amend the May Note, the July Note, and the September Note as set forth herein.

NOW, THEREFORE, for TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.       Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the May Note, the July Note and the September Note, as applicable, and the other Transaction Documents.

2.       Amendments to May Note. The May Note, including its Notice of Conversion and Schedule, is hereby amended as follows:

(a)           By replacing Section 2(f), which currently provides (as modified by Amendment 7):

f)       Amortization. Commencing on September 30, 2018 and continuing every month thereafter for a period of fourteen (14) months (each, an “Amortization Payment Date”), the Company shall redeem one-fourteenth (1/14th) of each of the original principal amount of this Note, accrued but unpaid interest in accordance with the Amortization Payment Schedule set forth on Schedule 2(f) (each, an “Amortization Payment”). Each Amortization Payment shall be made in cash in the amounts set forth on Schedule 2(f) hereto. Any outstanding unpaid principal and accrued interest on this Note as of the Maturity Date will be due and payable on the Maturity Date in cash.

And substituting in lieu thereof:

f)       Amortization. Commencing on January 2, 2019 and continuing every month thereafter on the first Business Day of such month for a period of twelve (12) months (each, an “Amortization Payment Date”), the Company shall redeem the principal amount of $309,192.71 plus accrued but unpaid interest of $41,924.43 for eleven (11) payments and the principal amount of $1,011,426.83 plus accrued but unpaid interest of $41,924.43 for the twelve (12th) payment in accordance with the Amortization Payment Schedule set forth on Schedule 2(f) (each, an “Amortization Payment”). Each Amortization Payment shall be made in cash or Bitcoin in the amounts set forth on Schedule 2(f) hereto. Any outstanding unpaid principal and accrued interest on this Note as of the Maturity Date will be due and payable on the Maturity Date in cash. The two payments that had been due and are currently in arrears from September 30 and October 31, 2018 each in the amount of $309,192.71 principal and $41,924.43 interest shall be satisfied by the issuance of 1,097,241 common shares per each payment due as requested by the Holder, provided, that there is an effective registration statement covering such shares or an exemption from registration. Should the Holder not have requested these payments in the shares noted herein by December 14, 2018, the Company shall remit USD via wire transfer in available funds $877,792.86 or Bitcoin of $965,572.15 by December 17, 2018 in full satisfaction of the two payments due in accordance to terms of the May Note.

(b)           By replacing the Amortization Payment Schedule in Section 2(f) of the Note with the Amortization Payment Schedule set forth on Exhibit A hereto.

3.       Representations and Warranties. When the Company signs this Amendment, the Company represents and warrants to the Holder that: (a) this Amendment is within the Company’s powers, has been duly authorized, does not conflict with any of the Company’s organizational papers and is the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, and (b) that the person or persons executing this Amendment on behalf of the Company are duly appointed officers or other representatives of the Company with authority to execute and deliver this Amendment on behalf of the Company.

4.       Conditions. This Amendment will be effective when all of the following conditions shall have been satisfied, as determined by the Holder in its sole discretion and the Holder shall have accepted this Amendment (notice of which acceptance is hereby waived by the Company).

a.	The Holder has received evidence that the execution, delivery and performance by the Company of this Amendment and any instrument or agreement required under this Amendment have been duly authorized.

b.	This Amendment has been executed by the Company and the Holder.

c.	The Company has filed with the SEC an amendment to the current registration statement on Form S-3 (File No. 333-226301) (the “Registration Statement”) to register the shares of Common Stock underlying the May and July Notes and the 400,000 shares of Common Stock due to the Holder pursuant to Amendment No. 3 Agreement, dated July 2, 2018, between the Company and the Holder. The Company expressly acknowledges that the 8,000,000 shares of Common Stock underlying the May and July Notes and the 400,000 shares of Common Stock can be issued via DWAC without a restrictive legend once the Registration Statement is declared effective and shall be eligible to trade on the NYSE American exchange. For the avoidance of doubt, if the Company does not use its commercially reasonable best efforts to cause the Registration Statement to be declared effective before November 30, 2018, then this condition 5(c) shall retroactively be determined not to have been met and this Amendment will be of no further force and effect.

d.	Issuer’s legal counsel shall promptly provide on November 15, 2018 at 9:30AM EST and thereafter as requested by Holder opinion letters necessary to permit the issuance of and remove any restrictive legend on any common shares to be issued upon the conversion of the May Note.

5.       Effect of Amendment; References.

a.	Except as expressly amended hereby, all of the terms and conditions of the May Note, the July Note and the September Note shall remain unchanged and in full force and effect and the Company hereby reaffirms its obligations under the May Note, the July Note and the September Note, as amended by this Amendment, without defense, right of set off or recoupment, claim or counterclaim of any kind or nature (and to the extent there exists any such defense, right of set off or recoupment, claim or counterclaim on the date hereof, the same is hereby forever released, discharged and waived by the Company). The Company hereby reaffirms as of the date hereof its representations and warranties under each of the Transaction Documents.

b.	This Amendment (i) is limited precisely as specified herein and does not constitute nor shall be deemed to constitute a modification, acceptance or waiver of any other provision of the May Note, the July Note and the September Note, (ii) is not intended to be, nor shall it be construed to create, a novation or an accord and satisfaction of any obligation or liability of the Company under the May Note, the July Note and the September Note, and (iii) shall not prejudice or be deemed to prejudice any rights or remedies the Holder may now have or may in the future have under or in connection with the May Note, the July Note and the September Note.

c.	All references in any Transaction Document to any other Transaction Document amended hereby shall be deemed to be a reference to such Transaction Document as amended by this Amendment, if and as applicable.

8.       Miscellaneous.

a.	This Amendment shall be governed by and construed in accordance with the laws of the state provided in the May Agreement.

b.	This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or electronic transmission shall be effective as a delivery of a manually executed counterpart thereof.

c.	The Company shall disclose this Amendment with the Commission by 9:30AM EST on November 16, 2018.

d.	The Company shall reimburse the Holder for its costs in entering into this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized representatives on the date first written above.

DPW HOLDINGS, INC.

By:	/s/ Milton C. Ault, III
Name: Milton C. Ault III
Title: Chief Executive Officer

Facsimile No. for delivery of Notices:

DOMINION CAPITAL, LLC

By:	/s/ Mikhail Gurevich
Name: Mikhail Gurevich
Title: Managing Member, Dominion Capital Holdings LLC as Managing Member of Dominion Capital LLC

Facsimile No. for delivery of Notices:

Exhibit A

Amortization Payment Schedule (Updated)

Interest & Fees New Date Payment Number Principal Amount Principal Payment Total Payment Due Cash Total Due in Bitcoin Total Paid Payment 8/31/2018 $ 5,030,932.06 12/17/2018 As per Addendum 8 $ 618,385.42 F$ 259,407.44 $ 877,792.86 . ..$ 965,572.15 P ending 1/2/2019 1 $ 309,192.71 1 .$ 41,924.43 $ 351,117.14 $ 386,228.85 $0.00 2/1/2019 2 $ 309,192.71 $ 41,924.43 $ 351,117.14 $ 386,228.85 $0.00 3/1/2019 3 $ 309,192.71 $ 41,924.43 $ 351,117.14 $ 386,228.85 $0.00 4/1/2019 4 $ 309,192.71 $ 41,924.43 $ 351,117.14 $ 386,228.85 $0.00 5/1/2019 5 $ 309,192.71 $ 41,924.43 $ 351,117.14 $ 386,228.85 $0.00 6/3/2019 6 $ 309,192.71 $ 41,924.43 $ 351,117.14 $ 386,228.85 $0.00 7/1/2019 7 $ 309,192.71 $ 41,924.43 $ 351,117.14 $ 386,228.85 $0.00 8/1/2019 8 $ 309,192.71 $ 41,924.43 $ 351,117.14 $ 386,228.85 $0.00 9/2/2019 9 $ 309,192.71 $ 41,924.43 $ 351,117.14 $ 386,228.85 $0.00 10/1/2019 10 $ 309,192.71 $ 41,924.43 $ 351,117.14 $ 386,228.85 $0.00 11/1/2019 11 $ 309,192.71 $ 41,924.43 $ 351,117.14 $ 386,228.85 $0.00 12/31/20191 12 $ 1,011,426.83 $ 41,924.43 $ 1,053,351.26 $ 1,158,686.39 $0.00